EXHIBIT 4.24

REGIONS FINANCIAL CORPORATION
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

SUPPLEMENTAL INDENTURE
Dated as of August 8, 2005

Supplement to Indenture dated as of August 8, 2005
(Senior Debt Securities)

SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE, dated as of August 8, 2005, by and between REGIONS FINANCIAL CORPORATION, a Delaware corporation (hereinafter called the “Company”), having its principal office at 417 North 20th Street, Birmingham, Alabama 35203 and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, (hereafter called the “Trustee”), having a Corporate Trust Office at 60 Wall Street, New York, New York 10005, as Trustee under the Indenture (as hereinafter defined).
RECITALS
          WHEREAS, the Company and the Trustee have entered into an Indenture (hereinafter called the “Indenture”), dated as of even date herewith, providing for the issuance by the Company from time to time of its senior debt securities;
          WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;
          WHEREAS, the Company desires to issue two series of senior debt securities under the Indenture, and has duly authorized the creation and issuance of each such series of debt securities and the execution and delivery of this Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;
          WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;
          WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company, or a committee to which authority to act on behalf of the Board of Directors has been lawfully delegated by the Board of Directors of the Company;
          WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and
          WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the mutual promises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE
CREATION OF THE NOTES
          Section 1.1. Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates two separate series of its debt securities which shall be known as the “Floating Rate Senior Notes due 2008” (the “Floating Rate Notes”) and the “4.50% Senior Notes due 2008” (the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.
          Section 1.2. Form and Denomination of Notes. The definitive form of the Floating Rate Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The definitive form of the Fixed Rate Notes shall be substantially in the form set forth in Exhibit B attached hereto, which is incorporated herein and made part hereof. The Floating Rate Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Floating Rate Note and in the Indenture, as supplemented by this Supplemental Indenture. The Fixed Rate Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Fixed Rate Note and in the Indenture, as supplemented by this Supplemental Indenture. The Notes shall be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof.
          Section 1.3. Amount of Series. Subject to Section 1.10 hereof, the aggregate principal amount of the Notes that may be issued under this Supplemental Indenture is initially limited to $400,000,000 in the case of the Floating Rate Notes and $350,000,000 in the case of the Fixed Rate Notes. The Notes, may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order.
          Section 1.4. Rank. The Notes are unsecured and shall rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.
          Section 1.5. No Sinking Fund. No sinking fund shall be provided with respect to the Notes.
          Section 1.6. Redemption. The Notes are not subject to redemption at the option of the Company or repayment at the option of any Holder at any time prior to maturity.
          Section 1.7. Notes Not Convertible or Exchangeable. The Notes shall not be convertible or exchangeable for other securities or property.
          Section 1.8. Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be The Depository Trust Company.

          Section 1.9. No Additional Amounts; No Make-Whole Amounts. No Additional Amounts or Make-Whole Amounts shall be payable with respect to the Notes.
          Section 1.10. Issuance of Additional Notes. From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Company may create and issue additional Floating Rate Notes (the “Additional Floating Rate Notes”) and additional Fixed Rate Notes (the “Additional Fixed Rate Notes”) under the terms of the Indenture and this Supplemental Indenture (and without need to execute any additional supplemental indenture). The Additional Floating Rate Notes shall be issued as part of the existing series of Floating Rate Notes issued pursuant to this Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date and the issue price) to any Outstanding Floating Rates Notes and shall be treated together with any Outstanding Floating Rates Notes as a single issue of Floating Rates Notes. Any Additional Floating Rates Notes issued hereunder shall rank equally and ratably with the Floating Rates Notes originally issued pursuant to this Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Floating Rates Notes and shall otherwise constitute Floating Rates Notes for all other purposes hereof. The Additional Fixed Rate Notes shall be issued as part of the existing series of Fixed Rate Notes issued pursuant to this Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date and the issue price) to any Outstanding Fixed Rates Notes and shall be treated together with any Outstanding Fixed Rates Notes as a single issue of Fixed Rates Notes. Any Additional Fixed Rates Notes issued hereunder shall rank equally and ratably with the Fixed Rates Notes originally issued pursuant to this Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Fixed Rates Notes and shall otherwise constitute Fixed Rates Notes for all other purposes hereof. Any Additional Floating Rate Notes or Additional Fixed Rates Notes may be issued pursuant to authorization provided by one or more Board Resolutions. No Additional Floating Rate Notes or Additional Fixed Rates Notes shall be issued at any time that there is an Event of Default under the Indenture with respect to the Floating Rate Notes or Fixed Rate Notes, as applicable, that has occurred and is continuing.
          Section 1.11. Notwithstanding Section 113 of the Indenture, with respect to the Floating Rate Notes, if any Interest Payment Date, other than the Maturity Date of the Floating Rate Notes, falls on a day that is not a Business Day, the Interest Payment Date shall be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of the Floating Rate Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on the Floating Rate Notes or such payment shall accrue for the period from and after the Maturity Date. If any Interest Reset Date (as that term is defined in the form of Floating Rate Notes attached as Exhibit A) falls on a day that is not a Business Day, the Interest Reset Date shall be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

ARTICLE TWO
APPOINTMENT OF THE TRUSTEE FOR THE NOTES
          Section 2.1. Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as trustee to act on behalf of the Holders of the Notes and as Calculation Agent as defined in the form of Floating Rate Note set forth in Exhibit A. By execution, acknowledgment and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee and Calculation Agent with respect to the Notes, and agrees to perform the duties and obligations of the Trustee and Calculation Agent with respect to the Notes upon the terms and conditions set forth in the Indenture and in this Supplemental Indenture.
          Section 2.2. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.
          Section 2.3. Rights in Indenture Applicable to Trustee. Deutsche Bank Trust Company Americas, in its capacity as Trustee and Calculation Agent, shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in Article VI of the Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.
ARTICLE THREE
DEFINITIONS
          Section 3.1. Definition of Terms. Unless otherwise provided herein or unless the context otherwise requires:
(a)	a term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)	a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa; and

(d)	headings are for convenience of reference only and do not affect interpretation.
ARTICLE FOUR
DEFEASANCE
          Section 4.1. Defeasance Applicable to Notes. Pursuant to Section 301(19) and Section 1401 of the Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 1402 of the Indenture and (ii) covenant defeasance of the Notes under Section 1403, in each case, upon the terms and conditions contained in Article Fourteen of the Indenture. For purposes of such defeasance or covenant defeasance, the term “Government Obligations”

shall not include obligations referred to in the definition of such term in the Indenture which are not obligations of the United States or a Person controlled or supervised by and acting as an agency or an instrumentality thereof.
ARTICLE FIVE
MISCELLANEOUS
          Section 5.1. Application of Supplemental Indenture. Each and every term and condition contained in the Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.
          Section 5.2. Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Company, the Trustee and the Calculation Agent any right or interest to avail itself, himself or herself as the case may be, of any benefit under any provision of the Indenture or this Supplemental Indenture.
          Section 5.3. Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.
          Section 5.4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 5.5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 5.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          Section 5.7. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 5.8. Satisfaction and Discharge. The Company shall be deemed to have satisfied all of its obligations under this Supplemental Indenture upon compliance with the provisions of Section 1402 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1401.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

REGIONS FINANCIAL CORPORATION

Dated: August 8, 2005	By:	/s/ Kimberlea Wilson

Name: Kimberlea Wilson
Title: Vice President Funding Manager

[Corporate Seal]

Attest: Name:	/s/ R. Alan Deer R. Alan Deer
Title:	General Counsel and Corporate Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

Dated: August 8, 2005	By:	/s/ Yana Kalachikova

Name: Yana Kalachikova
Title: Associate

[Corporate Seal]

Attest:	/s/ Maya Boyd

	Name:	Maya Boyd
	Title:	Client Service Administrator

EXHIBIT A TO SUPPLEMENTAL INDENTURE
FORM OF FLOATING RATE NOTE
[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:
     THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO REGIONS FINANCIAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

REGIONS FINANCIAL CORPORATION
FLOATING RATE SENIOR NOTE DUE 2008

No. 1	U.S.$400,000,000
CUSIP NO. 7591EP AB 6
ISIN NO. US7951EPAB69
COMMON CODE 022704818
     REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., the principal sum of four hundred million United States Dollars (U.S.$400,000,000) on August 8, 2008 (the “Maturity Date”) and to pay interest thereon, from and including August 8, 2005 (the “Original Issue Date”) to but excluding November 8, 2005 at the Initial Interest Rate (as defined below) and from and including November 8, 2005 to but excluding the Maturity Date, quarterly in arrears on February 8, May 8, August 8 and November 8 of each year (each, an “Interest Payment Date”), beginning on November 8, 2005, at a rate per annum equal to LIBOR (as defined below) plus 0.08% until the principal hereof is paid or made available for payment. The initial interest rate shall be equal to LIBOR plus 0.08% per annum (the “Initial Interest Rate”) as determined by Deutsche Bank Trust Company Americas, as calculation agent for this Note (the “Calculation Agent”), as described below.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, prior to the applicable Interest Payment Date (each such date, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. “Business Day” shall mean any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or Birmingham, Alabama are authorized or required by law, regulation or executive order to close. Interest on this Note at maturity shall be payable to the persons to whom principal is payable.
     Interest shall be computed based on an actual/360 day count basis (as described below). Interest payments on this Note shall be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date on which interest has been paid to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.
     If any Interest Payment Date, other than the Maturity Date, falls on a day that is not a Business Day, the Interest Payment Date shall be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on this Note or such payment shall accrue for the period from and after the Maturity Date.
     The rate of interest on this Note shall be reset quarterly (the “Interest Reset Period,” and the first day of each Interest Reset Period shall be an “Interest Reset Date”). The Interest Reset Dates for this Note shall be February 8, May 8, August 8 and November 8 of each year, beginning on November 8, 2005; provided that the interest rate in effect from and including the Original Issue Date to but excluding the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date shall be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.
     As used in this Note, the term “Calculation Agent” includes any successor calculation agent duly appointed by the Company. Upon the request of the Holder of this Note, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that shall become effective on the next Interest Reset Date. The determination of the interest rate by the Calculation Agent shall be final and binding absent manifest error.
     The Calculation Agent shall determine the Initial Interest Rate on the second London Banking Day preceding the Original Issue Date and the interest rates for each succeeding Interest Reset Period by reference to LIBOR on the second London Banking Day preceding the applicable Interest Reset Date, each of which is referred to herein as an “Interest Determination Date.” “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     The interest rates for this Note shall be based on the London interbank offered rate, which is referred to as “LIBOR” herein and shall be determined by the Calculation Agent as follows:
     (i) With respect to an Interest Determination Date, LIBOR shall be the rate for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, that appears on Page 3750, or any successor page, on Moneyline Telerate, Inc., or any successor service, at approximately 11:00 a.m., London time, on that Interest Determination Date.

     (ii) If no such rate appears, then the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters of the Notes other than Morgan Keegan & Company, Inc.) in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Interest Determination Date, by three major banks in The City of New York (which may include affiliates of the underwriters of the Notes other than Morgan Keegan & Company, Inc.), as selected by the Calculation Agent after consultation with the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR determined on that Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.
     Accrued interest on this Note shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or if none, the Initial Interest Rate. All percentages used in or resulting from any calculation of the rate of interest on this Note shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations shall be rounded to the nearest cent (with one-half cent rounded upward).
     Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

DATED: August 8, 2005	REGIONS FINANCIAL CORPORATION

[Corporate Seal]

By:

Name: Kimberlea Wilson
Title: Vice President Funding Manager

Attest:
Name: R. Alan Deer
	Title:	General Counsel and Corporate Secretary
(Trustee’s Certificate of Authentication)
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DATED: August 8, 2005	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:

Authorized Officer

[REVERSE]
     This Note is one of a duly authorized series of Securities of the Company designated as its “Floating Rate Senior Notes due 2008” (herein called the “Notes”), initially limited in aggregate principal amount to U.S.$400,000,000, issued under an Indenture, dated as of August 8, 2005, (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and a Supplemental Indenture, dated as of August 8, 2005, between the Company and the Trustee (the “Supplemental Indenture;” the Base Indenture, as modified and supplemented by the Supplemental Indenture, is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder shall issue the new Notes in the requested denominations.
     No sinking fund is provided for the Notes. The Notes are not subject to redemption by the Company or repayment at the option of the Holder prior to the Stated Maturity of the Notes.
     The Notes are unsecured and rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.
     The Company may, without the consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes and with the same CUSIP number as the Notes. The Notes and any additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under the Indenture.
     The Notes are issuable only in registered form without coupons in denominations of $5,000 and integral multiples of $1,000 in excess thereof.
     If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes that are Outstanding. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.
     Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in this Note or because of any indebtedness evidenced hereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance by the Holders hereof and as part of consideration for the issue hereof.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties (Cust)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -		Custodian
(Custodian) (Minor)
under Uniform Gifts to Minors Act
(State)
     Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s):	Dated:

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B TO SUPPLEMENTAL INDENTURE
FORM OF FIXED RATE NOTE
[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:
     THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO REGIONS FINANCIAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE BASE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

REGIONS FINANCIAL CORPORATION
4.50% SENIOR NOTE DUE 2008

No. 1	U.S.$350,000,000
CUSIP NO. 7591EP AA 8
ISIN NO. US7591EPAA86
COMMON CODE 022704940
     REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., the principal sum of three hundred fifty million United States Dollars (U.S.$350,000,000) on August 8, 2008 (the “Maturity Date”) and to pay interest thereon, from and including August 8, 2005 (the “Original Issue Date”) to but excluding the Maturity Date, semiannually in arrears on February 8 and August 8 of each year (each, an “Interest Payment Date”), beginning on February 8, 2006, at a rate per annum equal to 4.50% until the principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, prior to the applicable Interest Payment Date (each such date, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. “Business Day” shall mean any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or Birmingham, Alabama are authorized or required by law, regulation or executive order to close. Interest on this Note at maturity shall be payable to the persons to whom principal is payable.
     Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on this Note shall be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date on which interest has been paid to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.
     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest and principal shall be made on the next day that is a Business Day, and no interest on this Note or such payment shall accrue for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.
     Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

DATED: August 8, 2005	REGIONS FINANCIAL CORPORATION

[Corporate Seal]	By:

Name: Kimberlea Wilson
Title: Vice President Funding Manager

Attest:
Name: R. Alan Deer
	Title:	General Counsel and Corporate Secretary
(Trustee’s Certificate of Authentication)
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DATED: August 8, 2005	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:

Authorized Officer

[REVERSE]
     This Note is one of a duly authorized series of Securities of the Company designated as its “4.50% Senior Notes due 2008” (herein called the “Notes”), initially limited in aggregate principal amount to U.S.$350,000,000, issued under an Indenture, dated as of August 8, 2005, (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and a Supplemental Indenture, dated as of August 8, 2005, between the Company and the Trustee (the “Supplemental Indenture;” the Base Indenture, as modified and supplemented by the Supplemental Indenture, is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder shall issue the new Notes in the requested denominations.
     No sinking fund is provided for the Notes. The Notes are not subject to redemption by the Company or repayment at the option of the Holder prior to the Stated Maturity of the Notes.
     The Notes are unsecured and rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.
     The Company may, without the consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes and with the same CUSIP number as the Notes. The Notes and any additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under the Indenture.
     The Notes are issuable only in registered form without coupons in denominations of $5,000 and integral multiples of $1,000 in excess thereof.
     If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes that are Outstanding. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.
     Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in this Note or because of any indebtedness evidenced hereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance by the Holders hereof and as part of consideration for the issue hereof.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties (Cust)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	-	Custodian
(Custodian) (Minor)
under Uniform Gifts to Minors Act_____________________
(State)
     Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s):	Dated:

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.